EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

FIRST QUARTER 2022 FINANCIAL RESULTS

First Quarter Highlights

●	Net income of $13.6 million, or $0.47 per diluted share; return on average assets (ROAA) of 1.27%; return on average stockholders' equity (ROAE) of 13.58%; and return on average tangible common equity (ROATCE)(1) of 14.71%
●	Adjusted net income(1) of $12.2 million; or $0.42 per diluted share; adjusted ROAA(1) of 1.14%; adjusted ROAE(1) of 12.20%; and adjusted ROATCE(1) of 13.22%

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Bloomington, IL, April 25, 2022 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $13.6 million, or $0.47 diluted earnings per share, for the first quarter of 2022. This compares to net income of $13.6 million, or $0.47 diluted earnings per share, for the fourth quarter of 2021, and net income of $15.2 million, or $0.55 diluted earnings per share, for the first quarter of 2021.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “We saw positive trends in a number of areas during the first quarter, including solid inflows of low-cost deposits and improved asset quality, which contributed to our strong financial performance despite a more challenging environment for generating loan growth. We are seeing increased competition in loan pricing in our markets, particularly in commercial real estate lending, which has started to impact new loan production, which remained relatively flat in the first quarter. Although this competitive environment and the developing macroeconomic trends, including higher input costs and interest rates, may make it more challenging to replicate the strong loan growth we experienced at the end of 2021, we believe the strength of our deposit base and asset quality, as well as our diversified business mix will enable us to continue to generate solid financial performance for our shareholders.”

Adjusted Net Income

In addition to reporting GAAP results, the Company believes adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on sale of closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $12.2 million, or $0.42 adjusted diluted earnings per share, for the first quarter of 2022. This compares to adjusted net income of $14.2 million, or $0.49 adjusted diluted earnings per share, for the fourth quarter of 2021, and adjusted net income of $14.0 million, or $0.51 adjusted diluted earnings per share, for the first quarter of 2021 (see "Reconciliation of Non-GAAP Financial Measures" tables).

HBT Financial, Inc.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2022 was $31.9 million, a decrease of 2.8% from $32.9 million for the fourth quarter of 2021. The decrease was primarily attributable to lower Paycheck Protection Program (“PPP”) loan fees recognized as loan interest income which totaled $0.7 million during the first quarter of 2022 and $1.6 million during the fourth quarter of 2021. As of March 31, 2022, the remaining deferred PPP loan fees to be recognized as income totaled $0.8 million.

Relative to the first quarter of 2021, net interest income increased $2.8 million, or 9.6%. The increase was primarily attributable to higher average loan and securities balances. These higher average balances more than offset a decrease in PPP loan fees recognized as loan interest income, which were $2.2 million during the first quarter of 2021.

Net interest margin for the first quarter of 2022 was 3.08%, compared to 3.17% for the fourth quarter of 2021. The decrease was primarily attributable to lower PPP loan fees recognized as loan interest income. The contribution of PPP loan fees to net interest margin was 7 basis points during the first quarter of 2022 and 15 basis points during the fourth quarter of 2021. Additionally, the contribution of acquired loan discount accretion to net interest margin decreased to 1 basis point during the first quarter of 2022 from 6 basis points during the fourth quarter of 2021.

Relative to the first quarter of 2021, net interest margin decreased from 3.25%. This decrease was also primarily attributable to lower PPP loan fees recognized as loan interest income which contributed 25 basis points to net interest margin during the first quarter 2021. The contribution of acquired loan discount accretion to net interest margin was 1 basis point during the first quarter of 2021.

Noninterest Income

Noninterest income for the first quarter of 2022 was $10.0 million, an increase of 7.4% from $9.4 million for the fourth quarter of 2021. The increase was primarily attributable to a positive $1.7 million mortgage servicing rights (“MSR”) fair value adjustment included in the first quarter of 2022 results, compared to a positive $0.3 million MSR fair value adjustment included in the fourth quarter of 2021 results. Additionally, the first quarter of 2022 results included $0.2 million of gains on sale of closed branch premises, with no similar gains recognized in the fourth quarter of 2021. Partially offsetting these improvements was a $0.3 million decrease in gains on sale of mortgage loans as a result of a lower level of mortgage refinancing activity and normal seasonality.

Relative to the first quarter of 2021, noninterest income decreased 7.1% from $10.8 million, primarily attributable to a $1.5 million decrease in gains on sale of mortgage loans due to a lower level of mortgage refinancing activity. Partially offsetting this decrease were a $0.4 million increase in service charges on deposit accounts and a $0.3 million increase in wealth management fees, driven by higher values of managed assets during first quarter of 2022 compared to the first quarter of 2021.

Noninterest Expense

Noninterest expense for the first quarter of 2022 was $24.2 million, a decrease of 0.9% from $24.4 million for the fourth quarter of 2021. The decrease was primarily attributable to $0.9 million of non-recurring NXT Bancorporation, Inc. (NXT) acquisition-related expenses included in the fourth quarter of 2021 results. Partially offsetting this decrease was an increase in employee benefits expense, primarily due to accelerated recognition of $0.6 million of stock compensation expense during the first quarter of 2022 as a result of a modification to all existing restricted stock unit (“RSU”) and performance restricted stock unit (“PRSU”) agreements to address treatment upon retirement. Total compensation costs related to the modified agreements remains the same.

Relative to the first quarter of 2021, noninterest expense increased 7.2% from $22.5 million. The increase was also primarily attributable to the modification of the RSU and PRSU agreements previously discussed and a higher base level of noninterest expense following the NXT acquisition, primarily related to personnel costs and branch operation expenses.

HBT Financial, Inc.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $2.49 billion at March 31, 2022, compared with $2.50 billion at December 31, 2021 and $2.27 billion at March 31, 2021. The decrease in total loans from the end of the prior quarter was primarily attributable to the ongoing forgiveness of PPP loans.

Deposits

Total deposits were $3.82 billion at March 31, 2022, compared with $3.74 billion at December 31, 2021 and $3.36 billion at March 31, 2021. The $77.9 million increase from the end of the prior quarter was primarily attributable to increased balances held in interest-bearing demand and savings accounts, partially offset by run-off of higher cost time deposit accounts.

Asset Quality

Nonperforming loans totaled $2.5 million, or 0.10% of total loans, at March 31, 2022, compared with $2.8 million, or 0.11% of total loans, at December 31, 2021, and $9.1 million, or 0.40% of total loans, at March 31, 2021.

The Company recorded a negative provision for loan losses of $0.6 million for the first quarter of 2022, compared to a negative provision for loan losses of $0.8 million for the fourth quarter of 2021. The negative provision was primarily due to net recoveries of $1.2 million and improvements in qualitative factors which resulted in a $1.1 million decrease in required reserves, primarily reflecting improved economic conditions. Partially offsetting these improvements was a $1.7 million increase in specific reserves on loans individually evaluated for impairment.

Net recoveries for the first quarter of 2022 were $1.2 million, or (0.19)% of average loans on an annualized basis, compared to net charge-offs of $82 thousand, or 0.01% of average loans on an annualized basis, for the fourth quarter of 2021, and net recoveries of $0.3 million, or (0.06)% of average loans on an annualized basis, for the first quarter of 2021.

The Company’s allowance for loan losses was 0.99% of total loans and 992.63% of nonperforming loans at March 31, 2022, compared with 0.96% of total loans and 861.32% of nonperforming loans at December 31, 2021.

Capital

At March 31, 2022, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

		Well Capitalized
		Regulatory
	March 31, 2022	Requirements
Total capital to risk-weighted assets	16.86%	10.00%
Tier 1 capital to risk-weighted assets	14.66%	8.00%
Common equity tier 1 capital ratio	13.40%	6.50%
Tier 1 leverage ratio	9.83%	5.00%
Total stockholders' equity to total assets	8.81%	N/A
Tangible common equity to tangible assets (1)	8.16%	N/A

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Stock Repurchase Program

During the first quarter of 2022, the Company repurchased 50,062 shares of its common stock at a weighted average price of $18.84 under its stock repurchase program. The Company’s Board of Directors authorized the repurchase of up to $15 million of its common stock under its stock repurchase program in effect until January 1, 2023. As of March 31, 2022, the Company had $14.1 million remaining under the current stock repurchase authorization.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 61 branches. As of March 31, 2022, HBT had total assets of $4.3 billion, total loans of $2.5 billion, and total deposits of $3.8 billion.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, adjusted net income, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.

HBT Financial, Inc.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Tony Rossi

HBTIR@hbtbank.com

(310) 622-8221

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share data)
Loans, including fees:
Taxable	$26,806	$27,884	$25,134
Federally tax exempt	662	662	610
Securities:
Taxable	4,649	4,625	3,633
Federally tax exempt	1,040	1,017	1,136
Interest-bearing deposits in bank	159	142	80
Other interest and dividend income	19	25	13
Total interest and dividend income	33,335	34,355	30,606

INTEREST EXPENSE
Deposits	569	651	644
Securities sold under agreements to repurchase	9	11	7
Borrowings	1	7	1
Subordinated notes	470	470	470
Junior subordinated debentures issued to capital trusts	358	357	355
Total interest expense	1,407	1,496	1,477
Net interest income	31,928	32,859	29,129
PROVISION FOR LOAN LOSSES	(584)	(843)	(3,405)
Net interest income after provision for loan losses	32,512	33,702	32,534

NONINTEREST INCOME
Card income	2,404	2,518	2,258
Wealth management fees	2,289	2,371	1,972
Service charges on deposit accounts	1,652	1,716	1,297
Mortgage servicing	658	730	685
Mortgage servicing rights fair value adjustment	1,729	265	1,695
Gains on sale of mortgage loans	587	927	2,100
Gains (losses) on securities	(187)	33	40
Gains (losses) on foreclosed assets	40	184	(76)
Gains (losses) on other assets	193	(4)	1
Income on bank owned life insurance	40	41	—
Other noninterest income	638	573	836
Total noninterest income	10,043	9,354	10,808

NONINTEREST EXPENSE
Salaries	12,992	12,578	12,596
Employee benefits	2,499	2,017	1,722
Occupancy of bank premises	2,060	1,777	1,938
Furniture and equipment	552	793	623
Data processing	1,653	2,153	1,688
Marketing and customer relations	851	1,085	565
Amortization of intangible assets	245	255	289
FDIC insurance	288	280	240
Loan collection and servicing	157	219	365
Foreclosed assets	132	204	143
Other noninterest expense	2,728	3,020	2,375
Total noninterest expense	24,157	24,381	22,544
INCOME BEFORE INCOME TAX EXPENSE	18,398	18,675	20,798
INCOME TAX EXPENSE	4,794	5,081	5,553
NET INCOME	$13,604	$13,594	$15,245

EARNINGS PER SHARE - BASIC	$0.47	$0.47	$0.55
EARNINGS PER SHARE - DILUTED	$0.47	$0.47	$0.55
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	28,986,593	29,036,164	27,430,912

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
ASSETS
Cash and due from banks	$30,761	$23,387	$22,976
Interest-bearing deposits with banks	328,218	385,881	406,760
Cash and cash equivalents	358,979	409,268	429,736

Interest-bearing time deposits with banks	487	490	—
Debt securities available-for-sale, at fair value	933,922	942,168	856,835
Debt securities held-to-maturity	438,054	336,185	192,994
Equity securities with readily determinable fair value	3,256	3,443	3,332
Equity securities with no readily determinable fair value	1,927	1,927	1,552
Restricted stock, at cost	2,739	2,739	2,498
Loans held for sale	1,777	4,942	12,882

Loans, before allowance for loan losses	2,487,785	2,499,689	2,270,705
Allowance for loan losses	(24,508)	(23,936)	(28,759)
Loans, net of allowance for loan losses	2,463,277	2,475,753	2,241,946

Bank owned life insurance	7,433	7,393	—
Bank premises and equipment, net	52,005	52,483	52,548
Bank premises held for sale	1,081	1,452	121
Foreclosed assets	3,043	3,278	4,748
Goodwill	29,322	29,322	23,620
Core deposit intangible assets, net	1,698	1,943	2,509
Mortgage servicing rights, at fair value	9,723	7,994	7,629
Investments in unconsolidated subsidiaries	1,165	1,165	1,165
Accrued interest receivable	13,527	14,901	12,718
Other assets	25,550	17,408	18,781
Total assets	$4,348,965	$4,314,254	$3,865,614

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,069,231	$1,087,659	$968,991
Interest-bearing	2,746,838	2,650,526	2,386,975
Total deposits	3,816,069	3,738,185	3,355,966

Securities sold under agreements to repurchase	50,834	61,256	41,976
Subordinated notes	39,336	39,316	39,257
Junior subordinated debentures issued to capital trusts	37,731	37,714	37,665
Other liabilities	21,840	25,902	33,344
Total liabilities	3,965,810	3,902,373	3,508,208

Stockholders' Equity
Common stock	293	293	275
Surplus	221,735	220,891	191,004
Retained earnings	203,076	194,132	165,735
Accumulated other comprehensive income (loss)	(36,100)	1,471	1,906
Treasury stock at cost	(5,849)	(4,906)	(1,514)
Total stockholders’ equity	383,155	411,881	357,406
Total liabilities and stockholders’ equity	$4,348,965	$4,314,254	$3,865,614

SHARE INFORMATION
Shares of common stock outstanding	28,967,943	28,986,061	27,382,069

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
LOANS
Commercial and industrial	$291,909	$286,946	$412,812
Agricultural and farmland	232,528	247,796	228,032
Commercial real estate - owner occupied	237,000	234,544	224,599
Commercial real estate - non-owner occupied	687,617	684,023	516,963
Multi-family	243,447	263,911	236,381
Construction and land development	320,030	298,048	215,375
One-to-four family residential	327,791	327,837	300,768
Municipal, consumer, and other	147,463	156,584	135,775
Loans, before allowance for loan losses	$2,487,785	$2,499,689	$2,270,705

PPP LOANS (included above)
Commercial and industrial	$16,184	$28,404	$175,389
Agricultural and farmland	392	913	8,921
Municipal, consumer, and other	—	171	6,249
Total PPP Loans	$16,576	$29,488	$190,559

	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
DEPOSITS
Noninterest-bearing	$1,069,231	$1,087,659	$968,991
Interest-bearing demand	1,167,058	1,105,949	1,008,954
Money market	597,464	583,198	499,088
Savings	687,147	633,171	593,472
Time	295,169	328,208	285,461
Total deposits	$3,816,069	$3,738,185	$3,355,966

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average			Average			Average
	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *	Balance	Interest	Yield/Cost *

	(dollars in thousands)
ASSETS
Loans	$2,507,006	$27,468	4.44%	$2,432,025	$28,546	4.66%	$2,284,159	$25,744	4.57%
Securities	1,321,918	5,689	1.75	1,285,672	5,642	1.74	1,004,877	4,769	1.92
Deposits with banks	370,130	159	0.17	392,729	142	0.14	345,915	80	0.09
Other	2,739	19	2.80	4,821	25	2.10	2,498	13	2.04
Total interest-earning assets	4,201,793	$33,335	3.22%	4,115,247	$34,355	3.31%	3,637,449	$30,606	3.41%
Allowance for loan losses	(24,099)			(24,826)			(31,856)
Noninterest-earning assets	165,752			176,242			155,622
Total assets	$4,343,446			$4,266,663			$3,761,215

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,143,829	$142	0.05%	$1,061,481	$145	0.05%	$997,720	$117	0.05%
Money market	598,271	121	0.08	589,396	158	0.11	482,385	89	0.07
Savings	649,563	50	0.03	630,489	53	0.03	541,896	41	0.03
Time	310,675	256	0.33	322,800	295	0.36	294,172	397	0.55
Total interest-bearing deposits	2,702,338	569	0.09	2,604,166	651	0.10	2,316,173	644	0.11
Securities sold under agreements to repurchase	53,054	9	0.07	56,861	11	0.08	46,348	7	0.06
Borrowings	500	1	0.71	5,309	7	0.57	500	1	0.44
Subordinated notes	39,325	470	4.84	39,305	470	4.74	39,245	470	4.85
Junior subordinated debentures issued to capital trusts	37,721	358	3.85	37,704	357	3.76	37,655	355	3.83
Total interest-bearing liabilities	2,832,938	$1,407	0.20%	2,743,345	$1,496	0.22%	2,439,921	$1,477	0.25%
Noninterest-bearing deposits	1,077,917			1,087,468			920,514
Noninterest-bearing liabilities	26,302			25,660			37,223
Total liabilities	3,937,157			3,856,473			3,397,658
Stockholders' Equity	406,289			410,190			363,557
Total liabilities and stockholders’ equity	$4,343,446			$4,266,663			$3,761,215

Net interest income/Net interest margin (1)		$31,928	3.08%		$32,859	3.17%		$29,129	3.25%
Tax-equivalent adjustment (2)		529	0.05		514	0.05		503	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$32,457	3.13%		$33,373	3.22%		$29,632	3.30%
Net interest rate spread (4)			3.02%			3.09%			3.16%
Net interest-earning assets (5)	$1,368,855			$1,371,902			$1,197,528
Ratio of interest-earning assets to interest-bearing liabilities	1.48			1.50			1.49
Cost of total deposits			0.06%			0.07%			0.08%

*       Annualized measure.

(1)	Net interest margin represents net interest income divided by average total interest-earning assets.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$2,461	$2,763	$9,106
Past due 90 days or more, still accruing (1)	8	16	10
Total nonperforming loans	2,469	2,779	9,116
Foreclosed assets	3,043	3,278	4,748
Total nonperforming assets	$5,512	$6,057	$13,864

Allowance for loan losses	$24,508	$23,936	$28,759
Loans, before allowance for loan losses	2,487,785	2,499,689	2,270,705

CREDIT QUALITY RATIOS
Allowance for loan losses to loans, before allowance for loan losses	0.99%	0.96%	1.27%
Allowance for loan losses to nonaccrual loans	995.86	866.30	315.82
Allowance for loan losses to nonperforming loans	992.63	861.32	315.48
Nonaccrual loans to loans, before allowance for loan losses	0.10	0.11	0.40
Nonperforming loans to loans, before allowance for loan losses	0.10	0.11	0.40
Nonperforming assets to total assets	0.13	0.14	0.36
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.22	0.24	0.61

(1)	Excludes loans acquired with deteriorated credit quality that are past due 90 or more days, still accruing totaling $25 thousand, $32 thousand, and $29 thousand as of March 31, 2022, December 31, 2021, and March 31, 2021, respectively.

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$23,936	$24,861	$31,838
Provision	(584)	(843)	(3,405)
Charge-offs	(134)	(539)	(195)
Recoveries	1,290	457	521
Ending balance	$24,508	$23,936	$28,759

Net charge-offs (recoveries)	$(1,156)	$82	$(326)
Average loans, before allowance for loan losses	2,507,006	2,432,025	2,284,159

Net charge-offs (recoveries) to average loans, before allowance for loan losses *	(0.19)%	0.01%	(0.06)%

*       Annualized measure.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands, except per share data)
EARNINGS AND PER SHARE INFORMATION
Net income	$13,604	$13,594	$15,245
Earnings per share - Basic	0.47	0.47	0.55
Earnings per share - Diluted	0.47	0.47	0.55

Adjusted net income (1)	$12,227	$14,160	$14,033
Adjusted earnings per share - Basic (1)	0.42	0.49	0.51
Adjusted earnings per share - Diluted (1)	0.42	0.49	0.51

Book value per share	$13.23	$14.21	$13.05
Tangible book value per share (1)	12.16	13.13	12.10

Shares of common stock outstanding	28,967,943	28,986,061	27,382,069
Weighted average shares of common stock outstanding	28,986,593	29,036,164	27,430,912

SUMMARY RATIOS
Net interest margin *	3.08%	3.17%	3.25%
Net interest margin (tax equivalent basis) * (1)(2)	3.13	3.22	3.30

Efficiency ratio	56.97%	57.15%	55.73%
Efficiency ratio (tax equivalent basis) (1)(2)	56.26	56.47	55.03

Loan to deposit ratio	65.19%	66.87%	67.66%

Return on average assets *	1.27%	1.26%	1.64%
Return on average stockholders' equity *	13.58	13.15	17.01
Return on average tangible common equity * (1)	14.71	14.24	18.33

Adjusted return on average assets * (1)	1.14%	1.32%	1.51%
Adjusted return on average stockholders' equity * (1)	12.20	13.70	15.65
Adjusted return on average tangible common equity * (1)	13.22	14.83	16.88

*       Annualized measure.

(1)	See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
Net income	$13,604	$13,594	$15,245
Adjustments:
Acquisition expenses	—	(879)	—
Gains (losses) on sales of closed branch premises	197	—	—
Mortgage servicing rights fair value adjustment	1,729	265	1,695
Total adjustments	1,926	(614)	1,695
Tax effect of adjustments	(549)	48	(483)
Less adjustments, after tax effect	1,377	(566)	1,212
Adjusted net income	$12,227	$14,160	$14,033

Average assets	$4,343,446	$4,266,663	$3,761,215

Return on average assets *	1.27%	1.26%	1.64%
Adjusted return on average assets *	1.14	1.32	1.51

*       Annualized measure.

Reconciliation of Non-GAAP Financial Measures –

Adjusted Earnings Per Share

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands, except per share data)
Numerator:
Net income	$13,604	$13,594	$15,245
Earnings allocated to participating securities (1)	(17)	(23)	(31)
Numerator for earnings per share - basic and diluted	$13,587	$13,571	$15,214

Adjusted net income	$12,227	$14,160	$14,033
Earnings allocated to participating securities (1)	(15)	(24)	(28)
Numerator for adjusted earnings per share - basic and diluted	$12,212	$14,136	$14,005

Denominator:
Weighted average common shares outstanding	28,986,593	29,036,164	27,430,912
Dilutive effect of outstanding restricted stock units	43,646	27,577	2,489
Weighted average common shares outstanding, including all dilutive potential shares	29,030,239	29,063,741	27,433,401

Earnings per share - Basic	$0.47	$0.47	$0.55
Earnings per share - Diluted	$0.47	$0.47	$0.55

Adjusted earnings per share - Basic	$0.42	$0.49	$0.51
Adjusted earnings per share - Diluted	$0.42	$0.49	$0.51

(1)	The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Net Interest Income and Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$31,928	$32,859	$29,129
Tax-equivalent adjustment (1)	529	514	503
Net interest income (tax equivalent basis) (1)	$32,457	$33,373	$29,632

Net interest margin (tax equivalent basis)
Net interest margin *	3.08%	3.17%	3.25%
Tax-equivalent adjustment * (1)	0.05	0.05	0.05
Net interest margin (tax equivalent basis) * (1)	3.13%	3.22%	3.30%

Average interest-earning assets	$4,201,793	$4,115,247	$3,637,449

*       Annualized measure.

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures –

Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
Efficiency ratio (tax equivalent basis)
Total noninterest expense	$24,157	$24,381	$22,544
Less: amortization of intangible assets	245	255	289
Adjusted noninterest expense	$23,912	$24,126	$22,255

Net interest income	$31,928	$32,859	$29,129
Total noninterest income	10,043	9,354	10,808
Operating revenue	41,971	42,213	39,937
Tax-equivalent adjustment (1)	529	514	503
Operating revenue (tax equivalent basis) (1)	$42,500	$42,727	$40,440

Efficiency ratio	56.97%	57.15%	55.73%
Efficiency ratio (tax equivalent basis) (1)	56.26	56.47	55.03

(1)	On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands, except per share data)
Tangible common equity
Total stockholders' equity	$383,155	$411,881	$357,406
Less: Goodwill	29,322	29,322	23,620
Less: Core deposit intangible assets, net	1,698	1,943	2,509
Tangible common equity	$352,135	$380,616	$331,277

Tangible assets
Total assets	$4,348,965	$4,314,254	$3,865,614
Less: Goodwill	29,322	29,322	23,620
Less: Core deposit intangible assets, net	1,698	1,943	2,509
Tangible assets	$4,317,945	$4,282,989	$3,839,485

Total stockholders' equity to total assets	8.81%	9.55%	9.25%
Tangible common equity to tangible assets	8.16	8.89	8.63

Shares of common stock outstanding	28,967,943	28,986,061	27,382,069

Book value per share	$13.23	$14.21	$13.05
Tangible book value per share	12.16	13.13	12.10

Reconciliation of Non-GAAP Financial Measures –

Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(dollars in thousands)
Average tangible common equity
Total stockholders' equity	$406,289	$410,190	$363,557
Less: Goodwill	29,322	29,322	23,620
Less: Core deposit intangible assets, net	1,844	2,092	2,686
Average tangible common equity	$375,123	$378,776	$337,251

Net income	$13,604	$13,594	$15,245
Adjusted net income	12,227	14,160	14,033

Return on average stockholders' equity *	13.58%	13.15%	17.01%
Return on average tangible common equity *	14.71	14.24	18.33

Adjusted return on average stockholders' equity *	12.20%	13.70%	15.65%
Adjusted return on average tangible common equity *	13.22	14.83	16.88

*       Annualized measure.